Exhibit 99.1

Contacts:

Liz Sharp, VP Investor Relations

Smith & Wesson Holding Corp.

(413) 747-3304

lsharp@smith-wesson.com

Smith & Wesson Holding Corporation Reports Record

Second Quarter Fiscal 2013 Financial Results

•	Record Fiscal Second Quarter 2013 Net Sales from Continuing Operations of $136.6 Million, Up 48.0% Year-Over-Year

•	Fiscal Second Quarter 2013 Net Income from Continuing Operations of $16.4 Million, or $0.24 Per Diluted Share

•	Company Raising Full Year Fiscal 2013 Financial Guidance

•	Board of Directors Approves Plan to Repurchase Up to $20.0 Million in Common Stock

SPRINGFIELD, Mass., December 6, 2012 — Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC), a leader in firearm manufacturing and design, today announced financial results for the fiscal 2013 second quarter ended October 31, 2012.

Second Quarter Fiscal 2013 Financial Highlights

•

Net sales from continuing operations for the second quarter were a record $136.6 million, up 48.0% from the second quarter last year. The increase was led by continued strong sales across all of the company’s firearm product lines, including M&P™ branded products, such as pistols, modern sporting rifles, and the recently launched Shield™ pistol designed for concealed carry and personal protection.

•

Gross profit for the second quarter was $48.5 million, or 35.5% of net sales, compared with gross profit of $24.6 million, or 26.7% of net sales, for the comparable quarter last year. Increased sales volume of polymer pistols and modern sporting rifles positively impacted gross profit. In addition, gross margin last year reflected costs related to the consolidation of our Thompson/Center Arms business to Springfield, Massachusetts.

•

Operating expenses for the second quarter were $21.9 million, or 16.0% of net sales, compared with operating expense of $21.2 million, or 22.9% of net sales, for the second quarter last year. Increased profit sharing and incentive compensation expenses were almost entirely offset by savings resulting from an ongoing company-wide focus on cost reduction activities and the favorable impact in the current year of the Thompson/Center Arms consolidation that occurred in the prior year.

•

Operating income from continuing operations for the second quarter was $26.6 million, or 19.5% percent of net sales, compared with operating income from continuing operations of $3.4 million, or 3.7% percent of net sales for the comparable quarter last year.

•

Net income from continuing operations for the second quarter was $16.4 million, or $0.24 per diluted share, compared with net income from continuing operations of $948,000, or $0.01 per diluted share, for the second quarter last year.

•	Non-GAAP Adjusted EBITDAS from continuing operations for the second quarter increased to $32.0 million compared with $10.2 million for the second quarter last year.

•

At October 31, 2012, firearm backlog was $332.7 million, an increase of $182.8 million, or 122.0%, compared with the end of the second quarter last year, and a decrease of $59.7 million, or 15.2%, from the most recent sequential quarter.

•

Operating cash flow of $4.5 million and net capital spending of $9.6 million for the second quarter resulted in free cash outflow of $5.1 million. The sequentially lower operating cash flow reflected hunting seasonality, in which some receivables are extended until after the hunting season, as well as $8.0 million in early employee profit sharing payments. Profit sharing payments historically occurred in the company’s third quarter. Despite the free cash outflow, cash and cash equivalents increased to $61.3 million at the end of the second quarter, primarily as a result of proceeds from the exercise of options.

The company also today announced that its Board of Directors has approved a program to repurchase up to $20.0 million of the company’s outstanding shares of common stock from time to time until June 30, 2013. The amount and timing of any repurchases will depend on a number of factors, including price, trading volume, general market conditions, legal requirements, and other factors. The repurchases may be made on the open market, in block trades, or in privately negotiated transactions. Any shares of common stock repurchased under the program will be considered issued but not outstanding shares of the company’s common stock.

James Debney, Smith & Wesson Holding Corporation President and Chief Executive Officer, stated, “Our strong fiscal second quarter financial performance reflects the ongoing successful execution of our strategic plan, and accordingly today we are increasing our full year fiscal 2013 financial guidance. During the second quarter, consumers continued to demonstrate their desire for our products, driving strong demand for our M&P modern sporting rifles and polymer pistols, including our M&P Shield pistol designed for concealed carry and personal protection. Increases in internal production capacity combined with improvements in our supply chain integration allowed us to offset the impact of the annual two-week shutdown as well as exceed our revenue and earnings guidance. As always, we engaged in product innovation and marketing activities designed to support and expand our user base. We unveiled several high-end pistols for our competitive and professional customers, including our M&P™ Pro Series C.O.R.E. pistols. We also announced our presenting sponsorship of the NRA Women’s Network, a meaningful resource for the growing number of female gun enthusiasts of all ages and skill levels.”

Jeffrey D. Buchanan, Executive Vice President and Chief Financial Officer, stated, “By continuing to focus on our core firearm business, we delivered a second consecutive quarter of record sales combined with strong net income growth and earnings per share performance. In addition, our Board of Directors has approved a program authorizing the repurchase of up to $20.0 million of our common stock. We believe that this program demonstrates the confidence that our Board and management team have in the future of the company and our ongoing commitment to enhancing stockholder value.”

Financial Outlook for Continuing Operations

The company expects net sales from continuing operations for the third quarter of fiscal 2013 to be between $126.0 million and $131.0 million, which would represent year-over-year growth from continuing operations in excess of 30.0%. The company anticipates GAAP earnings per diluted share from continuing operations of between $0.19 and $0.21 for the third quarter of fiscal 2013.

The company is raising its full year fiscal 2013 financial guidance. The company now anticipates net sales from continuing operations for fiscal 2013 of between $550.0 million and $560.0 million, which would represent year-over-year growth from continuing operations of approximately 35.0% at the midpoint. The company anticipates fiscal 2013 GAAP earnings per diluted share from continuing operations of between $1.00 and $1.05.

Conference Call and Webcast

The company will host a conference call and webcast today, December 6, 2012, to discuss its second quarter fiscal 2013 financial and operational results. Speakers on the conference call will include James Debney, President and CEO, and Jeffrey D. Buchanan, Executive Vice President and CFO. The conference call may include forward-looking statements. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the call via telephone may call directly at 866-770-7129 and reference conference code 97402682. No RSVP is necessary. The conference call audio webcast can also be accessed live and for replay on the company’s website at www.smith-wesson.com, under the Investor Relations section. The company will maintain an audio replay of this conference call on its website for a period of time after the call. No other audio replay will be available.

Reconciliation of U.S. GAAP to Non-GAAP Adjusted EBITDAS

In this press release, a non-GAAP financial measure known as “Adjusted EBITDAS” is presented. From time-to-time, the company considers and uses Adjusted EBITDAS as a supplemental measure of operating performance in order to provide the reader with an improved understanding of underlying performance trends. Adjusted EBITDAS excludes the effects of interest expense, income taxes, depreciation of tangible fixed assets, amortization of intangible assets, stock-based employee compensation expense, loss on the sale of discontinued operations, DOJ and SEC investigation costs, and certain other transactions. See the attached “Reconciliation of GAAP Net Income/(Loss) to Non-GAAP Adjusted EBITDAS” for a detailed explanation of the amounts excluded from and included in net income to arrive at Adjusted EBITDAS for the three-month and six-month periods ended October 31, 2012 and October 31, 2011. Adjusted or non-GAAP financial measures provide investors and the company with supplemental measures of operating performance and trends that facilitate comparisons between periods before, during, and after certain items that would not otherwise be apparent on a GAAP basis. Adjusted financial measures are not, and should not be viewed as, a substitute for GAAP results. The company’s definition of these adjusted financial measures may differ from similarly named measures used by others.

About Smith & Wesson

Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC) is a U.S.-based leader in firearm manufacturing and design, delivering a broad portfolio of quality firearms, related products, and training to the global military, law enforcement, and consumer markets. The company’s brands include Smith & Wesson®, M&P™ and Thompson/Center Arms. Smith & Wesson facilities are located in Massachusetts and Maine. For more information on Smith & Wesson, call (800) 331-0852 or log on to
www.smith-wesson.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include the success of our ongoing company-wide focus on cost reduction activities; our expectation that some hunting receivables will be extended until after the hunting season; future repurchases of our common stock under our stock repurchase program, including the amount, time, and manner of repurchases, if any; the success of our strategic plan; increasing our full year fiscal 2013 financial guidance; our belief regarding our Board’s and management team’s confidence in our future and our ongoing commitment to enhancing stockholder value; and our outlook for net sales from continuing operations, year-over-year growth from continuing operations, and GAAP earnings per diluted share from continuing operations for the third quarter of fiscal 2013 and the full 2013 fiscal year. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include the demand for our products; the costs and ultimate conclusion of certain legal matters, including the DOJ and SEC matters; the state of the U.S. economy; general economic conditions, and consumer spending patterns; the potential for increased gun control; speculation surrounding fears of terrorism and crime; our growth opportunities; our anticipated growth; our ability to increase demand for our products in various markets, including consumer, law enforcement, and military channels, domestically and internationally; the position of our hunting products in the consumer discretionary marketplace and distribution channel; our penetration rates in new and existing markets; our strategies; our ability to introduce new products; the success of new products; our ability to expand our markets; the potential for cancellation of orders from our backlog; the effects of the divestiture of our security solutions business on our core firearm business; and other risks detailed from time to time in our reports filed with the SEC, including our Form 10-K Report for the fiscal year ended April 30, 2012.

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME/(LOSS) AND COMPREHENSIVE INCOME/(LOSS)

(Unaudited)

	For the Three Months Ended:		For the Six Months Ended:
	October 31, 2012	October 31, 2011	October 31, 2012	October 31, 2011
	(In thousands, except per share data)
Net sales	$136,560	$92,299	$272,555	$184,029
Cost of sales	88,037	67,693	172,739	132,907

Gross profit	48,523	24,606	99,816	51,122

Operating expenses:
Research and development	1,278	1,241	2,420	2,579
Selling and marketing	8,042	8,636	14,870	16,761
General and administrative	12,579	11,295	24,604	22,817

Total operating expenses	21,899	21,172	41,894	42,157

Operating income from continuing operations	26,624	3,434	57,922	8,965

Other income/(expense):
Other income/(expense), net	39	20	39	54
Interest income	335	399	703	802
Interest expense	(1,344)	(2,477)	(3,331)	(4,416)

Total other income/(expense), net	(970)	(2,058)	(2,589)	(3,560)

Income from continuing operations before income taxes	25,654	1,376	55,333	5,405
Income tax expense	9,253	428	20,061	2,182

Income from continuing operations	16,401	948	35,272	3,223
Discontinued operations:
Loss from operations of discontinued security solutions division	(867)	(4,004)	(2,550)	(6,706)
Income tax benefit	(5,651)	(1,465)	(6,249)	(2,681)

Income/(loss) from discontinued operations	4,784	(2,539)	3,699	(4,025)

Net income/(loss)/comprehensive income/(loss)	$21,185	$(1,591)	$38,971	$(802)

Net income/(loss) per share:
Basic - continuing operations	$0.25	$0.01	$0.54	$0.05

Basic - net income/(loss)	$0.32	$(0.02)	$0.59	$(0.01)

Diluted - continuing operations	$0.24	$0.01	$0.53	$0.05

Diluted - net income/(loss)	$0.31	$(0.02)	$0.58	$(0.01)

Weighted average number of common shares outstanding:
Basic	65,871	64,697	65,611	64,613
Diluted	67,274	65,110	66,914	65,130

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of:
	October 31, 2012	April 30, 2012
	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents, including restricted cash of $3,340 on October 31, 2012 and $3,334 on April 30, 2012	$61,295	$56,717
Accounts receivable, net of allowance for doubtful accounts of $1,096 on October 31, 2012 and $1,058 on April 30, 2012	54,474	48,313
Inventories	65,335	55,296
Prepaid expenses and other current assets	6,176	4,139
Assets held for sale	1,150	13,490
Deferred income taxes	12,759	12,759
Income tax receivable	8,771	—

Total current assets	209,960	190,714

Property, plant and equipment, net	68,954	60,528
Intangibles, net	4,225	4,532
Other assets	5,470	5,900

	$288,609	$261,674

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,654	$28,618
Accrued expenses	20,310	20,685
Accrued payroll	9,016	9,002
Accrued income taxes	—	291
Accrued taxes other than income	4,767	4,270
Accrued profit sharing	4,754	8,040
Accrued product/municipal liability	1,365	1,397
Accrued warranty	5,047	5,349
Liabilities held for sale	—	5,693
Current portion of notes payable	789	—

Total current liabilities	70,702	83,345

Deferred income taxes	4,537	4,537

Notes payable, net of current portion	43,559	50,000

Other non-current liabilities	10,977	10,948

Total liabilities	129,775	148,830

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.001 par value, 100,000,000 shares authorized, 67,447,748 shares issued and 66,247,748 shares outstanding on October 31, 2012 and 66,512,097 shares issued and 65,312,097 shares outstanding on April 30, 2012	67	67
Additional paid-in capital	196,398	189,379
Accumulated deficit	(31,308)	(70,279)
Accumulated other comprehensive income	73	73
Treasury stock, at cost (1,200,000 common shares)	(6,396)	(6,396)

Total stockholders’ equity	158,834	112,844

	$288,609	$261,674

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended
	October 31, 2012	October 31, 2011
	(In thousands)
Cash flows from operating activities:
Net income/(loss)	$38,971	$(802)
Adjustments to reconcile net income/(loss) to net cash provided by/(used in) operating activities:
Amortization and depreciation	8,074	7,881
Loss on sale of discontinued operations, including $45 of stock-based compensation expense	798	—
Loss on sale/disposition of assets	292	320
Provision for/(recoveries of) losses on accounts receivable	380	(636)
Change in disposal group assets and liabilities	(1,232)	5,005
Stock-based compensation expense	1,906	1,124
Excess book deduction of stock-based compensation	—	(240)
Changes in operating assets and liabilities:
Accounts receivable	(6,541)	7,828
Inventories	(10,039)	(8,346)
Other current assets	(1,213)	(1,460)
Income tax receivable/payable	(9,062)	(1,417)
Accounts payable	(3,964)	(7,803)
Accrued payroll	(591)	1,297
Accrued taxes other than income	497	(8,181)
Accrued profit sharing	(3,286)	1,974
Accrued other expenses	(1,175)	(1,349)
Accrued product/municipal liability	(32)	(309)
Accrued warranty	(302)	2,351
Other assets	(39)	(79)
Other non-current liabilities	329	306

Net cash provided by/(used in) operating activities	13,771	(2,536)

Cash flows from investing activities:
Proceeds from sale of discontinued operations	7,500	—
Receipts from note receivable	36	—
Payments to acquire patents and software	(22)	(64)
Proceeds from sale of property and equipment	13	—
Payments to acquire property and equipment	(15,836)	(6,086)

Net cash used in investing activities	(8,309)	(6,150)

Cash flows from financing activities:
Proceeds from loans and notes payable	1,753	1,532
Cash paid for debt issue costs	—	(1,887)
Proceeds from energy efficiency incentive programs	—	225
Payments on capital lease obligation	(300)	—
Payments on loans and notes payable	(7,405)	(990)
Proceeds from exercise of options to acquire common stock, including employee stock purchase plan	4,084	704
Excess tax benefit of stock-based compensation	984	—

Net cash used in financing activities	(884)	(416)

Net increase/(decrease) in cash and cash equivalents	4,578	(9,102)
Cash and cash equivalents, beginning of period	56,717	58,292

Cash and cash equivalents, end of period	$61,295	$49,190

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$3,013	$2,649
Income taxes	22,204	1,129

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME/(LOSS) TO ADJUSTED EBITDAS (Unaudited)

	For the Three Months Ended October 31, 2012:				For the Three Months Ended October 31, 2011:
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Net sales	$136,560	—		$136,560	$92,299	—		$92,299
Cost of sales	88,037	$(3,428	)(9)	84,609	67,693	$(3,659	)(1)	64,034

Gross profit	48,523	3,428		51,951	24,606	3,659		28,265

Operating expenses:
Research and development	1,278	(29	)(9)	1,249	1,241	(45	)(1)	1,196
Selling and marketing	8,042	(63	)(9)	7,979	8,636	(90	)(1)	8,546
General and administrative	12,579	(1,797	)(2)	10,782	11,295	(2,871	)(3)	8,424

Total operating expenses	21,899	(1,889)		20,010	21,172	(3,006)		18,166

Operating income from continuing operations	26,624	5,317		31,941	3,434	6,665		10,099

Other income/(expense):
Other income/(expense), net	39	—	(4)	39	20	—	(4)	20
Interest income	335	(291	)(7)	44	399	(361	)(7)	38
Interest expense	(1,344)	1,344	(5)	—	(2,477)	2,477	(5)	—

Total other income/(expense), net	(970)	1,053		83	(2,058)	2,116		58

Income from continuing operations before income taxes	25,654	6,370		32,024	1,376	8,781		10,157
Income tax expense	9,253	(9,253	)(6)	—	428	(428	)(6)	—

Income from continuing operations	16,401	15,623		32,024	948	9,209		10,157
Discontinued operations:
Loss from operations of discontinued security solutions division	(867)	1,020	(8)	153	(4,004)	779	(8)	(3,225)
Income tax benefit	(5,651)	5,651	(6)	—	(1,465)	1,465	(6)	—

Income/(loss) from discontinued operations	4,784	(4,631)		153	(2,539)	(686)		(3,225)

Net income/(loss)/comprehensive income/(loss)	$21,185	$10,992		$32,177	$(1,591)	$8,523		$6,932

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME/(LOSS) TO NON-GAAP ADJUSTED EBITDAS (Unaudited)

	For the Six Months Ended October 31, 2012:				For the Six Months Ended October 31, 2011:
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Net sales	$272,555	—		$272,555	$184,029	—		$184,029
Cost of sales	172,739	$(6,796	)(9)	165,943	132,907	$(7,630	)(1)	125,277

Gross profit	99,816	6,796		106,612	51,122	7,630		58,752

Operating expenses:
Research and development	2,420	(57	)(9)	2,363	2,579	(103	)(1)	2,476
Selling and marketing	14,870	(125	)(9)	14,745	16,761	(174	)(1)	16,587
General and administrative	24,604	(3,135	)(2)	21,469	22,817	(5,350	)(3)	17,467

Total operating expenses	41,894	(3,317)		38,577	42,157	(5,627)		36,530

Operating income from continuing operations	57,922	10,113		68,035	8,965	13,257		22,222

Other income/(expense):
Other income/(expense), net	39	—	(4)	39	54	—	(4)	54
Interest income	703	(608	)(7)	95	802	(681	)(7)	121
Interest expense	(3,331)	3,331	(5)	—	(4,416)	4,416	(5)	—

Total other income/(expense), net	(2,589)	2,723		134	(3,560)	3,735		175

Income from continuing operations before income taxes	55,333	12,836		68,169	5,405	16,992		22,397
Income tax expense	20,061	(20,061	)(6)	—	2,182	(2,182	)(6)	—

Income from continuing operations	35,272	32,897		68,169	3,223	19,174		22,397
Discontinued operations:
Loss from operations of discontinued security solutions division	(2,550)	1,383	(8)	(1,167)	(6,706)	1,501	(8)	(5,205)
Income tax benefit	(6,249)	6,249	(6)	—	(2,681)	2,681	(6)	—

Income/(loss) from discontinued operations	3,699	(4,866)		(1,167)	(4,025)	(1,180)		(5,205)

Net income/(loss)/comprehensive income/(loss)	$38,971	$28,031		$67,002	$(802)	$17,994		$17,192

(1)	To eliminate depreciation, amortization, and plant consolidation costs.
(2)	To eliminate depreciation, amortization, stock-based compensation expense, and DOJ/SEC costs and related profit sharing impacts of DOJ/SEC.
(3)	To eliminate depreciation, amortization, stock-based compensation expense, plant consolidation costs, severance benefits for our former President and CEO, and DOJ/SEC costs and related profit sharing impacts of DOJ/SEC.
(4)	To eliminate unrealized mark-to-market adjustments on foreign exchange contracts. We did not have any foreign exchange contracts that required mark-to-market adjustments for all periods presented.
(5)	To eliminate interest expense.
(6)	To eliminate income tax expense.
(7)	To eliminate intercompany interest income.
(8)	To eliminate depreciation, amortization, interest expense, and stock-based compensation expense.
(9)	To eliminate depreciation and amortization.